Exhibit (h)(46)
FORM OF
SCHEDULE A – SERVICES AGREEMENT
List of Portfolios
As of May 1, 2006
International Value Portfolio
International Small-Cap Portfolio
Diversified Research Portfolio
Equity Portfolio
Technology Portfolio
Short Duration Bond Portfolio
Concentrated Growth Portfolio
Diversified Bond Portfolio
Growth LT Portfolio
Focused 30 Portfolio
Health Sciences Portfolio
Mid-Cap Value Portfolio
Large-Cap Growth Portfolio
(formerly called Blue Chip Portfolio)
Capital Opportunities Portfolio
International Large-Cap Portfolio
Equity Index Portfolio
Small-Cap Index Portfolio
Fasciano Small Equity Portfolio
(formerly called Aggressive Equity Portfolio)
Small-Cap Value Portfolio
Multi-Strategy Portfolio
Main Street Core Portfolio
Emerging Markets Portfolio
Managed Bond Portfolio
Inflation Managed Portfolio
Money Market Portfolio
High Yield Bond Portfolio
Equity Income Portfolio
Large-Cap Value Portfolio
Comstock Portfolio
Mid-Cap Growth Portfolio
Real Estate Portfolio
American Funds Growth Portfolio
American Funds Growth-Income Portfolio
VN Small-Cap Value Portfolio

Effective May 1, 2006, agreed to and accepted by:
PACIFIC SELECT FUND

By:

Name: James T. Morris
Title: President
STATE STREET BANK AND TRUST COMPANY

By:	Attest:

Name:	Name:

Title:	Title:

PACIFIC LIFE INSURANCE COMPANY

By:	Attest:

Name: James T. Morris Title: Chief Operating Officer	Name: Audrey L. Milfs Title: Secretary